                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   June 11, 1999
                                                   -----------------------------


                             ST. JOHN KNITS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          California               1-11752               95-2245070
--------------------------------------------------------------------------------
 (State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)         File Number)        Identification No.)


              17422 Derian Avenue, Irvine, California       92614
--------------------------------------------------------------------------------
              (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code        (949) 863-1171
                                                  -----------------------------


                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS
------    ------------

Selected Pro Forma Condensed Consolidated Financial Data (Unaudited)

     The following table shows selected pro forma condensed consolidated financial data of St. John Knits, Inc. The selected pro forma condensed consolidated financial data of St. John has been derived by the application of pro forma adjustments to St. John's historical consolidated financial statements. The pro forma condensed consolidated statements of income for the periods presented give effect to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 2, 1999, among St. John, St. John Knits International, Incorporated, SJKAcquisition, Inc. and Pearl Acquisition Corp., including the reorganization merger, the acquisition merger, the merger financing, settlement of outstanding stock options and payment of estimated fees and costs (collectively, the "Transactions"), as if the Transactions were consummated as of November 3, 1997 for the fiscal year ended November 1, 1998 and for the twenty-six weeks ended May 2, 1999. The pro forma condensed consolidated balance sheet data gives effect to the Transactions as if the Transactions had occurred as of May 2, 1999. The adjustments are described in the notes accompanying the pro forma financial statements which follow. The selected pro forma condensed consolidated financial data should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to be indicative of balance sheet data or results of operations as of any future date or for any future period.

     This data should be read in conjunction with St. John's proxy statement-prospectus, dated May 26, 1999, a copy of which is on file with the Securities and Exchange Commission.

     The pro forma adjustments were applied to the respective historical consolidated financial statements to reflect the accounting for the mergers as a recapitalization. Accordingly, the historical basis of St. John's assets and liabilities has not been impacted by the Transactions.

     In this table, the terms "EBITDA," "EBITDA margin," and "ratio of earnings to fixed charges," have the meanings stated below.

     . "EBITDA" represents earnings before interest, expense, other income (excluding royalty income), income taxes, depreciation and amortization expense, non-cash write-off of assets and non-recurring expenses associated with the Transactions. It is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of St. John's operating performance or to cash flow as a measure of liquidity. EBITDA is included in this table as it is a basis upon which St. John assesses its financial performance. St. John believes that EBITDA and EBITDA margin, as presented, present useful measures of assessing St. John's ongoing operating activities without the impact of financing activity and non-recurring charges. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similar titled captions of other companies due to potential inconsistencies in the method of calculation.

     .   EBITDA margin represents EBITDA divided by net sales.

     . For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

     Selected Pro Forma Condensed Consolidated Financial Data (Unaudited)
            (amounts in thousands except per share and ratio data)

                                                              Fiscal     Twenty-Six
                                                               Year         Weeks
                                                              Ended         Ended
                                                           November 1,     May 2,
                                                               1998         1999
                                                           -----------   ----------
CONSOLIDATED STATEMENTS OF INCOME:
  Net sales..............................................    $281,961     $ 151,626
  Cost of sales..........................................     120,883        66,786
                                                             --------     ---------
  Gross profit...........................................     161,078        84,840
  Selling, general and administrative expenses...........     107,526        62,016
                                                             --------     ---------
  Operating income.......................................      53,552        22,824
  Interest expense.......................................      33,616        16,269
  Other income...........................................         252           242
                                                             --------     ---------
  Income before income taxes.............................      20,188         6,797
  Income taxes...........................................       8,013         3,021
                                                             --------     ---------
  Net income.............................................    $ 12,175     $   3,776
                                                             --------     ---------
  Net income per common share-basic......................    $   1.86     $    0.58
                                                             --------     ---------
  Net income per common share-diluted....................    $   1.86     $    0.58
                                                             --------     ---------
  Shares used in the calculation of net income per share
   - basic...............................................       6,546         6,546
                                                             --------     ---------
  Shares used in the calculation of net income per share
   - diluted.............................................       6,546         6,546
                                                             --------     ---------
OTHER DATA:
  EBITDA.................................................    $ 65,794     $  30,662
  EBITDA margin..........................................       23.3%         20.2%
  Depreciation and amortization..........................    $ 11,371     $   6,687
  Capital expenditures...................................    $ 23,648     $   7,870
  Ratio of earnings to fixed charges.....................        1.5x          1.4x

BALANCE SHEET DATA AS OF MAY 2, 1999:
  Working capital........................................                 $  81,436
  Total assets...........................................                   190,989
  Total debt.............................................                   315,285
  Stockholders' deficit..................................                  (144,768)

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

     The following pages show the unaudited pro forma condensed consolidated financial statements of St. John Knits International, Incorporated, which have been derived by the application of pro forma adjustments to St. John's historical consolidated financial statements. The pro forma condensed consolidated balance sheet gives effect to the Transactions as if the Transactions had occurred as of May 2, 1999. The pro forma condensed consolidated statements of income for the periods presented give effect to the Transactions as if the Transactions were consummated as of November 3, 1997 for the fiscal year ended November 1, 1998 and for the twenty-six weeks ended May 2, 1999. The adjustments are described in the accompanying notes. The selected pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to be indicative of balance sheet data or results of operations as of any future date or for any future period.

     This data should be read in conjunction with St. John's proxy statement-prospectus, dated May 26, 1999, a copy of which is on file with the Securities and Exchange Commission.

     The pro forma adjustments were applied to the respective historical consolidated financial statements to reflect the accounting for the mergers as a recapitalization. Accordingly, the historical basis of St. John's assets and liabilities has not been impacted by the Transactions.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF MAY 2, 1999
                                  (UNAUDITED)

                                                                 Pro Forma          Pro
                                                 Historical     Adjustments        Forma
                                                 ----------    -------------     ----------
                                                           (amounts in thousands)
ASSETS:
Current assets:
Cash, cash equivalents and short-term
  cash investments.............................   $ 30,033     $ (22,484) (a)     $   7,549
Accounts receivable, net.......................     34,696            --             34,696
Inventories....................................     46,159            --             46,159
Deferred income tax benefit....................      7,744            --              7,744
Prepaid income taxes...........................         --         5,500  (b)         5,500
Other..........................................      2,606            --              2,606
                                                  --------     ---------          ---------
    Total current assets.......................    121,238       (16,984)           104,254
Property and equipment, net....................     70,747            --             70,747
Deferred debt issuance costs...................         --        12,500  (c)        12,500
Other..........................................      3,488            --              3,488
                                                  --------     ---------          ---------
                                                  $195,473     $  (4,484)         $ 190,989
                                                  ========     =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
Current liabilities:
Accounts payable...............................   $  4,251     $      --          $   4,251
Accrued expenses...............................     11,827            --             11,827
Revolving credit facility......................         --            --                 --
Current portion of term loan facilities........         --         3,000  (a)         3,000
Income taxes payable...........................      3,740            --              3,740
                                                  --------     ---------          ---------
  Total current liabilities....................     19,818         3,000             22,818
Long-term debt.................................        285            --                285
Term loan facilities, net of current portion...         --       152,000  (a)       152,000
Senior subordinated notes......................         --       160,000  (a)       160,000
                                                  --------     ---------          ---------
  Total liabilities............................     20,103       315,000            335,103
Minority interest..............................        654            --                654
Total shareholders' equity (deficit)...........    174,716      (319,484) (d)(e)   (144,768)
                                                  --------     ---------          ---------
                                                  $195,473     $  (4,484)         $ 190,989
                                                  ========     =========          =========

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   (amounts in thousands, except share data)

     The unaudited pro forma condensed consolidated balance sheet has been derived by the application of pro forma adjustments to St. John's historical condensed consolidated balance sheet as of the date noted. The mergers have been accounted for as a recapitalization which will have no impact on the historical basis of St. John's assets and liabilities.

(a) This adjustment represents the net effect of the mergers on the cash balance as follows:

          SOURCES OF CASH:
           Equity contribution - Vestar/Gray Investors LLC................        $146,527
           Senior subordinated notes......................................         160,000
           Term loan facilities proceeds..................................         155,000
                                                                                  --------
              Total sources...............................................         461,527
                                                                                  --------

          USES OF CASH:
           Payment of cash merger consideration...........................         447,684
           Estimated transaction fees and costs...........................          22,427
           Settlement of stock options outstanding........................          13,900
                                                                                  --------
              Total uses..................................................         484,011
                                                                                  --------
              Net use.....................................................        $(22,484)
                                                                                  ========

(b) This adjustment represents the estimated tax benefit received by St. John on the settlement of stock options in connection with the Transactions.

(c) This adjustment represents the portion of the estimated transaction fees and costs attributable to the term loan facilities and the senior subordinated notes and a $25 million revolving credit facility, which will be amortized over the life of the related debt. Such estimated deferred debt issuance costs include estimated fees and costs payable to banks, underwriters, outside professionals and related advisors.

(d) This adjustment represents the net change in equity resulting from the mergers as follows:

     Convert to cash 14,922,785 shares of common stock....................       $(447,684)
     Issuance of 4,884,222 shares of common stock to Vestar/Gray
       Investors LLC......................................................         146,527
     Settlement of stock options - net of tax benefit.....................          (8,400)
     Estimated transaction fees and costs - net of capitalized amount.....          (9,927)
                                                                                 ---------
                                                                                 $(319,484)
                                                                                 =========

(e)  Reflects the change in shares outstanding:

     Beginning shares outstanding.........................................      16,584,815
     Publicly held shares to be redeemed in acquisition merger............     (14,922,785)
     Gray shares which were contributed to Vestar/Gray Investors LLC......      (1,205,983)
                                                                               -----------
     Shares to be retained by existing shareholders.......................         456,047
     Shares to be issued to Vestar/Gray Investors LLC in the
       acquisition merger.................................................       6,090,205
                                                                               -----------
     Ending shares outstanding............................................       6,546,252
                                                                               ===========

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED NOVEMBER 1, 1998
                                  (UNAUDITED)

                                                                                    Pro
                                                                                   Forma          Pro
                                                                   Historical   Adjustments      Forma
                                                                   ----------   -----------     --------
                                                                     (amounts in thousands, except per
                                                                            share and ratio data)
Net sales.........................................................  $281,961    $     --        $281,961
Cost of sales.....................................................   120,883          --         120,883
                                                                    --------    --------        --------
Gross profit......................................................   161,078          --         161,078
Selling, general and administrative expenses......................   107,026         500  (a)    107,526  (e)
                                                                    --------    --------        --------
Operating income..................................................    54,052        (500)         53,552
Interest expense..................................................        --      33,616  (b)     33,616
Other income......................................................     1,369      (1,117) (c)        252
                                                                    --------    --------        --------
Income before income taxes........................................    55,421     (35,233)         20,188
Income taxes......................................................    22,001     (13,988) (d)      8,013
                                                                    --------    --------        --------
Net income........................................................  $ 33,420    $(21,245)       $ 12,175
                                                                    ========    ========        ========
Net income per common share from continuing operations - basic....  $   2.00                    $   1.86
                                                                    ========                    ========
Net income per common share from continuing operations - diluted..  $   1.94                    $   1.86
                                                                    ========                    ========
Dividends per share...............................................  $   0.10                    $     --
                                                                    ========                    ========
Shares outstanding - basic........................................    16,694                       6,546
                                                                    ========                    ========
Shares outstanding - diluted......................................    17,235                       6,546
                                                                    ========                    ========
Ratio of earnings to fixed charges................................     16.6x                        1.5x
                                                                    ========                    ========

  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE TWENTY-SIX WEEKS ENDED MAY 2, 1999
                                  (UNAUDITED)

                                                                                      Pro
                                                                                     Forma         Pro
                                                                     Historical   Adjustments     Forma
                                                                     ----------   -----------    --------
                                                                       (amounts in thousands, except per
                                                                             share and ratio data)
Net sales.........................................................     $151,626   $     --       $151,626
Cost of sales.....................................................       66,786         --         66,786
                                                                       --------   --------       --------
Gross profit......................................................       84,840         --         84,840
Selling, general and administrative expenses......................       61,766        250  (a)    62,016 (e)
                                                                       --------   --------       --------
Operating income..................................................       23,074       (250)        22,824
Interest expense..................................................           --     16,269  (b)    16,269
Other income......................................................          831       (589) (c)       242
                                                                       --------   --------       --------
Income before income taxes........................................       23,905    (17,108)         6,797
Income taxes......................................................        9,813     (6,792) (d)     3,021
                                                                       --------   --------       --------
Net income........................................................     $ 14,092   $(10,316)      $  3,776
                                                                       ========   ========       ========
Net income per common share from continuing operations - basic....     $   0.85                  $   0.58
                                                                       ========                  ========
Net income per common share from continuing operations - diluted..     $   0.83                  $   0.58
                                                                       ========                  ========
Dividends per share...............................................     $   0.05                  $     --
                                                                       ========                  ========
Shares outstanding - basic........................................       16,581                     6,546
                                                                       ========                  ========
Shares outstanding - diluted......................................       16,983                     6,546
                                                                       ========                  ========
Ratio of earnings to fixed charges................................        13.0x                      1.4x
                                                                       ========                  ========

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

     The pro forma condensed consolidated statements of income have been derived by the application of pro forma adjustments to St. John's historical condensed consolidated statements of income for the periods noted. The mergers have been accounted for as a recapitalization, which will have no impact on the historical basis of St. John's assets and liabilities.

(a) This adjustment represents an annual advisory fee paid to Vestar Capital Partners under a management agreement with Vestar Capital Partners.

(b) The pro forma adjustment to interest expense for the periods presented reflects the following items (in thousands):

                                                                                         Twenty-Six
                                                                          Year Ended     Weeks Ended
                                                                          November 1,       May 2,
                                                                             1998            1999
                                                                          -----------    -----------
Interest expense on the senior subordinated notes......................     $17,600         $ 8,800
Interest expense on the term loan facilities...........................      13,602           6,405
Interest expense on the revolving credit facility......................         771             235
Amortization of deferred debt issuance costs...........................       1,563             781
Commitment fee on the unused portion of the revolving credit facility..          80              48
                                                                            -------         -------
Total..................................................................     $33,616         $16,269
                                                                            =======         =======


The cash interest expense above results in a weighted average interest rate of 9.90% for the year ended November 1, 1998 and 9.62% for the twenty-six weeks ended May 2, 1999.

The deferred debt issuance costs reflect direct estimated costs associated with obtaining the debt financing. These amounts are being amortized straight line over the estimated weighted average life of eight years.

An increase or decrease in the interest rate of 0.125% would change the annual pro forma interest expense by approximately $400,000 and the pro forma net income by approximately $241,000.

(c) This adjustment eliminates interest income on cash and short-term investments which is not expected to be received after the mergers have been completed.

(d) This adjustment represents the tax effect of the pro forma adjustments using an effective tax rate of 39.7%.

(e) Upon completion of the Transactions, all stock options outstanding will be cancelled and converted to the right to receive a cash payment equal to the excess of $30 over the exercise price per share. This one-time payment of approximately $13.9 million will be reflected as a non-recurring expense to St. John in the period the mergers are effected and has not been included in the pro forma adjustment.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 1999

                                   ST. JOHN KNITS, INC.


                                   By:    /s/ Roger G. Ruppert
                                          --------------------------------
                                   Name:  Roger G. Ruppert
                                   Title: Senior Vice President - Finance,
                                          Chief Financial Officer